EXHIBIT 99.1

On February 26, 1999, AMF Bowling Worldwide, Inc.(the "Company") announced operating results for the year ended December 31, 1998. The Company reported a 3.4% revenue increase from $713.7 million in 1997 to $738.1 million for 1998. EBITDA for 1998 was $136.4 million, a decrease of 26.4% compared with $185.4 million for the prior year. (EBITDA is a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.)

For the fourth quarter ended December 31, 1998, the Company reported revenue of $215.8 million, a 3.7% increase compared with $208.1 million for the same quarter of 1997. EBITDA for the fourth quarter was $43.9 million, a 25.2% decrease compared with $58.7 million for the same quarter of 1997.

Operating Results

Bowling Centers revenue increased 26.1%, from $429.1 million in 1997 to $540.9 million in 1998. Acquisitions of bowling centers favorably impacted 1998 revenue versus 1997. These favorable results were partially offset by a decline in constant center revenue of 3.7% in the U.S. during 1998. On a worldwide basis, constant center revenue was down 1.9% for the year on a constant currency basis.

EBITDA for 1998 was $142.1 million, an increase of 9.0% compared with $130.4 million for 1997. EBITDA margin for the year was 26.3% compared with 30.4% for 1997. The lower EBITDA margin in 1998 was caused primarily by the decline in constant center revenue which increased certain expense ratios, higher advertising and promotion expense, as well as the lag effect of achieving cost reductions in newly acquired centers.

For the fourth quarter of 1998, Bowling Centers reported revenue of $157.1 million, an increase of 19.7% compared with revenue of $131.2 million for the same quarter of 1997. EBITDA was $46.3 million, a 0.2% decrease compared with $46.4 million for the same quarter of 1997. EBITDA margins were 29.5% compared to 35.4% for the same quarter of 1997. Fourth quarter U.S. constant center revenue declined 1.4%, continuing an improving trend over the last three quarters. Fourth quarter constant center revenue worldwide increased by 1.7% on a constant currency basis and represented the best performance quarter of the year.

Bowling Products reported revenue of $212.5 million, a decrease of 29.0% compared with revenue of $299.3 million for 1997. EBITDA for the year was $10.7 million, a decrease of 84.9% compared with $70.8 million for 1997.

For the fourth quarter of 1998, Bowling Products reported revenue of $59.8 million, a decrease of 25.6% compared with revenue of $80.4 million for the same quarter of 1997. EBITDA was $2.2 million, a decrease of 86.0% compared with $15.7 million for the same quarter of 1997. EBITDA margin of 3.7% compared to 19.5% for the same quarter of 1997.

NCP shipments for the fourth quarter of 1998 totaled 620 units compared with 1,252 units for the comparable prior year quarter. For the year, NCP shipments totaled 2,466 units compared with 4,576 units for the same 1997 period. As of December 31, 1998, the NCP backlog was 1,078 units, a 37.5% decrease compared with December 31, 1997. 87% of the NCP shipment decline during 1998 was attributed to Asia Pacific markets.

In February 1999, a court in China issued a judgment of $2.8 million against the Company related to litigation with Harbin Hai Heng Entertainment Co., Ltd. The Company intends to pursue all available appeals.

Consolidated Operating Results

The Company has elected to record a valuation allowance for utilization of a portion of its net operating loss and foreign tax credits which increased the net loss by $33.2 million in the fourth quarter of 1998 and by $45.6 million for the year. For the fourth quarter of 1998, net loss was $42.6 million compared with a net loss of $33.2 million in the same quarter of 1997. For the year ended December 31, 1998, net loss was $106.8 million compared with a net loss of $55.6 million.


Financing Update

At December 31, 1998, The Company had total debt of $1,047.1 million compared to $1,060.6 million at December 31, 1997. Of the $355 million revolver facility, $163 million was outstanding at year-end.
-------------------------------------------------------------------------------


Statements in this report about the Company's future plans are forward-looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the U.S. Securities and Exchange Commission.

              AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
              CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                     (in millions, except share data)


                                            Three Months Ended          Year Ended
                                               December 31,            December 31,

                                             1998        1997        1998       1997
                                             ----        ----        ----       ----
Operating revenue                          $215.8      $208.1      $738.1     $713.7

Operating expenses (2)                      171.9       149.4       601.7      528.3
Depreciation and amortization                32.7        35.7       120.3      102.5
                                             ----        ----       -----      -----

Operating income                             11.2        23.0        16.1       82.9

Interest expense                             25.1        29.2       101.9      118.4
Other non-operating (income) expenses       (0.8)         6.2         5.5        8.2
                                            ----          ---         ---        ---

Loss before income taxes                   (13.1)      (12.4)      (91.3)     (43.7)
Provision (benefit) for income taxes         24.2       (4.0)         7.3     (12.9)
                                             ----       ----          ---     -----
Net loss before joint                      (37.3)       (8.4)      (98.6)     (30.8)
ventures/extraordinary items

Equity in loss of joint ventures            (5.3)       (1.4)       (8.2)      (1.4)
                                            ----        ----        ----       ----
Net loss before extraordinary items        (42.6)       (9.8)     (106.8)     (32.2)
Extraordinary items, net of tax                --      (23.4)          --     (23.4)
                                          ------       -----     -------      -----
Net loss                                  $(42.6)     $(33.2)    $(106.8)    $(55.6)
                                          ======      ======     =======     ======

Selected Data:
   EBITDA (3)                               $43.9       $58.7      $136.4     $185.4
   EBITDA margin                            20.3%       28.2%       18.5%      26.0%



(1)AMF Group Holdings Inc. is a holding company, and its primary assets are investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments: (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.
(2)Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.
(3)Represents  a measure of  operating  cash flow  defined as  operating  income
   before  interest,  taxes,  depreciation,   amortization,   and  non-operating
   expenses.

              AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                     SEGMENT INFORMATION (unaudited)
                              (in millions)


                            First      Second         Third      Fourth
                          Quarter     Quarter       Quarter     Quarter        Period
                          -------     -------       -------     -------        ------
1998 Revenue
Bowling Centers            $150.5      $116.0        $117.3      $157.1        $540.9
Bowling Products             41.1        51.6          60.0        59.8         212.5
Intersegment  Elimination    (4.0)       (5.4)         (4.8)       (1.1)        (15.3)
                            ----        ----          ----        ----         -----

TOTAL                      $187.6      $162.2        $172.5      $215.8        $738.1

1997 Revenue
Bowling Centers            $108.5       $92.6         $96.8      $131.2        $429.1
Bowling Products             52.0        72.7          94.2       80.4          299.3
Intersegment  Elimination   (2.9)       (4.8)         (3.5)       (3.5)        (14.7)
                            ----        ----          ----       ------        -----

TOTAL                      $157.6      $160.5        $187.5      $208.1        $713.7

1998 EBITDA (3)
Bowling Centers             $56.8       $20.1         $18.9       $46.3        $142.1
Bowling Products              0.1         3.8           4.6         2.2          10.7
Corporate                   (3.8)       (5.4)         (2.3)       (4.3)        (15.8)
Intersegment Elimination    (0.0)       (0.2)         (0.1)       (0.3)         (0.6)
                            ----        ----          ----        ----          ----

TOTAL                       $53.1       $18.3         $21.1       $43.9        $136.4

1997 EBITDA (3)
Bowling Centers             $41.9       $21.1         $21.0       $46.4        $130.4
Bowling Products             12.0        19.3          23.8        15.7          70.8
Corporate                   (3.6)       (4.7)         (3.7)       (3.4)        (15.4)
Intersegment Elimination    (0.1)       (0.1)         (0.2)       (0.0)         (0.4)
                            ----        ----          ----        ----          ----

TOTAL                       $50.2       $35.6         $40.9       $58.7        $185.4



See notes 1 and 3 to Consolidated Statements of Income.